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CLIFTON SAVINGS BANCORP, INC.


                                                              JURISDICTION OR
SUBSIDIARY                    PERCENTAGE OF OWNERSHIP     STATE OF INCORPORATION
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CLIFTON SAVINGS BANK, S.L.A.           100%                      NEW JERSEY